SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 21, 2003 (November 20, 2003)

Date of Report (Date of earliest event reported)

WESTAR ENERGY, INC.

(Exact name of registrant as specified in its charter)

Kansas	1-3523	48-0290150
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

818 South Kansas Avenue, Topeka, Kansas 66612

(Address of principal executive offices)

(785) 575-6300

(Registrant’s telephone number, including area code)

WESTAR ENERGY, INC.

Item 5. Other Events

On November 20, 2003, we agreed to sell all of our remaining ONEOK, Inc. stock to Cantor Fitzgerald & Co. The sale includes approximately 13.4 million shares of Series D Non-Cumulative Convertible Preferred Stock to be converted into shares of ONEOK, Inc. common stock and approximately 283,000 shares of ONEOK, Inc. common stock. All of the shares will be sold at a price of $19.15 per share resulting in $262 million in gross proceeds. We will use the net proceeds of the sale to reduce debt. A copy of our related press release is attached to this report.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Westar Energy, Inc.

Date: November 21, 2003	By:	/S/ MARK A. RUELLE

Mark A. Ruelle, Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit
99.1	Press Release dated November 21, 2003

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